Ex. 10.3
Letterhead
September 1, 2011
David York, Manager
Frontier Asset Management, LL
3030 LBJ Freeway, Suite 1320, LB 47
Dallas, Texas 75234
Re: Letter Agreement to Purchase Contract Rights
Dear David,
     Please consider this letter our agreement to purchase the assets of Frontier Asset Management, LLC (“FAM”)including, but not limited to, any rights by contract or otherwise which FAM may now or in the future have that permits FAM to receive any of the profits or any other compensation from Frontier Income and Growth, LLC. In return for the aforementioned assets and rights TBX Resources, Inc. (“TBX”) will issue to FAM 4,070,000 fully paid and non-assessable shares of its common stock (the “Shares”).
     This agreement is contingent upon FAM’s representation, and by its signature below FAM does so represent, that it is the sole owner of the assets and above described rights and has the power and authority to make this agreement. By your signature below you hereby represent and warrant that you have the authority to execute this agreement on behalf of FAM and that upon execution this agreement shall be binding on and enforceable against FAM.
     The parties hereby agree that nothing further need be executed between the parties to accomplish the transfer of the assets and rights described herein and that the transfer will be considered complete upon FAM’s signature below; and TBX’s performance of issuing the Shares to FAM and FAM’s receipt of the Shares.
     The parties further agree that in the event any further documentation may be required to evidence the purchase described herein that both parties will execute such documentation without further consideration. FAM hereby agrees that within sixty (60) days following the completion of the purchase described herein and FAM’s receipt of the Shares that FAM will wind up its affairs and dissolve in accordance with the terms of its operating or similar agreement.

Sincerely,

Tim Burroughs, Chief Executive Officer
Understood and Agreed:
/s/ David York
David York, Manger, Frontier Asset Management, LLC